Exhibit 99.2

Reported Consolidated Results

ZILLOW GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$3,401,762	$1,703,130
Short-term investments	1,294,051	2,218,108
Accounts receivable, net	82,461	69,940
Mortgage loans held for sale	274,319	330,758
Inventory	472,397	491,293
Prepaid expenses and other current assets	107,877	75,846
Restricted cash	120,713	75,805
Total current assets	5,753,580	4,964,880
Contract cost assets	50,182	50,719
Property and equipment, net	190,234	196,152
Right of use assets	180,610	187,960
Goodwill	1,984,907	1,984,907
Intangible assets, net	87,711	94,767
Other assets	8,678	7,175
Total assets	$8,255,902	$7,486,560
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$17,044	$18,974
Accrued expenses and other current liabilities	121,692	94,487
Accrued compensation and benefits	49,844	47,666
Borrowings under credit facilities	662,175	670,209
Deferred revenue	54,192	48,995
Lease liabilities, current portion	28,465	28,310
Total current liabilities	933,412	908,641
Lease liabilities, net of current portion	200,762	207,723
Convertible senior notes	1,597,205	1,613,523
Other long-term liabilities	14,485	14,857
Total liabilities	2,745,864	2,744,744
Shareholders’ equity:
Class A common stock	6	6
Class B common stock	1	1
Class C capital stock	18	17
Additional paid-in capital	6,596,850	5,880,883
Accumulated other comprehensive income	454	164
Accumulated deficit	(1,087,291)	(1,139,255)
Total shareholders’ equity	5,510,038	4,741,816
Total liabilities and shareholders’ equity	$8,255,902	$7,486,560

ZILLOW GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
Revenue:
Homes	$704,152	$769,873
IMT	446,328	330,666
Mortgages	67,960	25,282
Total revenue	1,218,440	1,125,821
Cost of revenue (exclusive of amortization) (1)(2):
Homes	640,618	732,199
IMT	28,016	24,318
Mortgages	18,396	5,155
Total cost of revenue	687,030	761,672
Sales and marketing (2)	193,593	204,648
Technology and development (2)	148,856	134,918
General and administrative (2)	100,551	92,285
Impairment costs	—	76,800
Acquisition-related costs	817	—
Total costs and expenses	1,130,847	1,270,323
Income (loss) from operations	87,593	(144,502)
Loss on extinguishment of debt	(1,403)	—
Other income	2,439	9,593
Interest expense	(39,555)	(37,592)
Income (loss) before income taxes	49,074	(172,501)
Income tax benefit	2,890	9,228
Net income (loss)	$51,964	$(163,273)
Net income (loss) per share:
Basic	$0.21	$(0.78)
Diluted	$0.20	$(0.78)
Weighted-average shares outstanding:
Basic	243,234	210,674
Diluted	259,346	210,674
_________________ (1) Amortization of website development costs and intangible assets included in technology and development	$20,838	$17,184
(2) Includes share-based compensation expense as follows:
Cost of revenue	$2,386	$1,173
Sales and marketing	9,887	6,993
Technology and development	26,393	18,917
General and administrative	25,007	16,712
Total	$63,673	$43,795
Other Financial Data:
Income (loss) before income taxes:
Homes segment	$(58,474)	$(97,958)
IMT segment	143,575	(41,507)
Mortgages segment	(1,820)	(13,145)
Corporate items (3)	(34,207)	(19,891)
Total income (loss) before income taxes	$49,074	$(172,501)
Adjusted EBITDA (4):
Homes segment	$(33,948)	$(74,995)
IMT segment	208,583	85,717
Mortgages segment	6,347	(5,603)
Total Adjusted EBITDA	$180,982	$5,119
(3) Certain corporate items are not directly attributable to any of our segments, including the loss on extinguishment of debt, interest income earned on our short-term investments included in other income and interest costs on our convertible senior notes included in interest expense.
(4) Adjusted EBITDA is a non-GAAP financial measure; it is not calculated or presented in accordance with U.S. generally accepted accounting principles, or GAAP. See Exhibit 99.1 for more information regarding our presentation of Adjusted EBITDA and for a reconciliation of Adjusted EBITDA to net income (loss) on a consolidated basis and income (loss) before income taxes for each segment, the most directly comparable GAAP financial measures, for each of the periods presented.

ZILLOW GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2021	2020
Operating activities
Net income (loss)	$51,964	$(163,273)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	28,899	29,026
Share-based compensation expense	63,673	43,795
Amortization of right of use assets	7,350	6,465
Amortization of contract cost assets	10,130	8,415
Amortization of debt discount and debt issuance costs	25,271	22,547
Loss on extinguishment of debt	1,403	—
Impairment costs	—	76,800
Deferred income taxes	(2,890)	(9,228)
Loss on disposal of property and equipment and other assets	4,418	1,952
Credit loss expense	128	558
Net loss on investment securities	—	434
Amortization (accretion) of bond premium (discount)	4,014	(473)
Changes in operating assets and liabilities:
Accounts receivable	(12,649)	(5,335)
Mortgage loans held for sale	56,439	(341)
Inventory	18,893	302,593
Prepaid expenses and other assets	(28,643)	(2,916)
Contract cost assets	(9,593)	(9,771)
Lease liabilities	(6,806)	(1,625)
Accounts payable	(2,235)	7,673
Accrued expenses and other current liabilities	24,889	4,588
Accrued compensation and benefits	2,178	(4,967)
Deferred revenue	5,197	(4,400)
Other long-term liabilities	(372)	(527)
Net cash provided by operating activities	241,658	301,990
Investing activities
Proceeds from maturities of investments	920,304	296,272
Proceeds from sales of investments	—	53,997
Purchases of investments	—	(58,459)
Purchases of property and equipment	(11,485)	(32,966)
Purchases of intangible assets	(4,485)	(4,503)
Net cash provided by investing activities	904,334	254,341
Financing activities
Proceeds from issuance of Class C capital stock, net of issuance costs	544,557	—
Proceeds from borrowings on credit facilities	126,010	34,460
Repayments of borrowings on credit facilities	(88,340)	(294,150)
Net borrowings (repayments) on warehouse line of credit and repurchase agreements	(45,704)	4,386
Proceeds from exercise of stock options	61,149	92,202
Value of equity awards withheld for tax liability	(124)	—
Net cash provided by (used in) financing activities	597,548	(163,102)
Net increase in cash, cash equivalents and restricted cash during period	1,743,540	393,229
Cash, cash equivalents and restricted cash at beginning of period	1,778,935	1,230,909
Cash, cash equivalents and restricted cash at end of period	$3,522,475	$1,624,138
Supplemental disclosures of cash flow information
Cash paid for interest	$14,191	$17,038
Noncash transactions:
Capitalized share-based compensation	$3,713	$3,670
Write-off of fully depreciated property and equipment	$11,603	$4,143
Write-off of fully amortized intangible assets	$1,300	$—
Property and equipment purchased on account	$905	$9,445

Non-GAAP Net Income (Loss) per Share
Our presentation of non-GAAP net income (loss) per share excludes the impact of share-based compensation expense, impairment costs, acquisition-related costs, the loss on extinguishment of debt and income taxes. This measure is not a key metric used by our management and board of directors to measure operating performance or otherwise manage the business. However, we provide non-GAAP net income (loss) per share as supplemental information to investors, as we believe the exclusion of share-based compensation expense, impairment costs, acquisition-related costs, the loss on extinguishment of debt and income taxes facilitates investors’ operating performance comparisons on a period-to-period basis. You should not consider non-GAAP net income (loss) per share in isolation or as a substitute for analysis of our results as reported under GAAP.

The following table sets forth a reconciliation of non-GAAP net income (loss), adjusted, to net income (loss), as reported on a GAAP basis, and the calculation of non-GAAP net income (loss) per share - basic and diluted, for each of the periods presented (in thousands, except per share data, unaudited):

	Three Months Ended March 31,
	2021	2020
Net income (loss), as reported	$51,964	$(163,273)
Share-based compensation expense	63,673	43,795
Impairment costs	—	76,800
Acquisition-related costs	817	—
Loss on extinguishment of debt	1,403	—
Income tax benefit	(2,890)	(9,228)
Net income (loss), adjusted	$114,967	$(51,906)
Non-GAAP net income (loss) per share:
Basic	$0.47	$(0.25)
Diluted	$0.44	$(0.25)
Weighted-average shares outstanding:
Basic	243,234	210,674
Diluted	259,346	210,674
Diluted non-GAAP net income (loss) per share for the periods presented is calculated using diluted weighted-average shares outstanding, which includes potential shares of Class A common stock and Class C capital stock for the periods in which their effect would have been dilutive. The potential shares of Class A common stock and Class C capital stock were excluded from the calculation of non-GAAP net income (loss) per share for certain periods presented if their effect would have been antidilutive. The following table reconciles the denominators used in the basic and diluted non-GAAP net income (loss) per share calculations (in thousands, unaudited):

	Three Months Ended March 31,
	2021	2020
Denominator for basic calculation	243,234	210,674
Effect of dilutive securities:
Option awards	12,437	—
Unvested restricted stock units	3,675	—
Denominator for dilutive calculation	259,346	210,674

Segment Results of Operations
The following tables present our segment results for the periods presented (in thousands, unaudited):

	Three Months Ended March 31, 2021			Three Months Ended March 31, 2020
	Homes	IMT	Mortgages	Homes	IMT	Mortgages
Revenue	$704,152	$446,328	$67,960	$769,873	$330,666	$25,282
Costs and expenses:
Cost of revenue	640,618	28,016	18,396	732,199	24,318	5,155
Sales and marketing	55,025	113,298	25,270	71,589	120,173	12,886
Technology and development	37,139	101,893	9,824	32,538	95,028	7,352
General and administrative	25,532	58,729	16,290	23,421	58,754	10,110
Impairment costs	—	—	—	—	73,900	2,900
Acquisition-related costs	—	817	—	—	—	—
Total costs and expenses	758,314	302,753	69,780	859,747	372,173	38,403
Income (loss) from operations	(54,162)	143,575	(1,820)	(89,874)	(41,507)	(13,121)
Segment other income	—	—	1,732	—	—	202
Segment interest expense	(4,312)	—	(1,732)	(8,084)	—	(226)
Income (loss) before income taxes (1)	$(58,474)	$143,575	$(1,820)	$(97,958)	$(41,507)	$(13,145)

(1) The following table presents the reconciliation of total segment income (loss) before income taxes to consolidated income (loss) before income taxes for the periods presented (in thousands):

	Three Months Ended March 31,
	2021	2020
Total segment income (loss) before income taxes	$83,281	$(152,610)
Corporate interest expense	(33,511)	(29,282)
Corporate other income	707	9,391
Loss on extinguishment of debt	(1,403)	—
Consolidated income (loss) before income taxes	$49,074	$(172,501)

Certain corporate items are not directly attributable to any of our segments, including the loss on extinguishment of debt, interest income earned on our short-term investments included in other income and interest costs on our convertible senior notes included in interest expense.

Key Metrics
The following table presents our visits and average monthly unique users for each of the periods presented (in millions):

	Three Months Ended March 31,		2020 to 2021 % Change
	2021	2020
Visits (1)	2,511.2	2,117.6	19%
Average monthly unique users (2)	220.5	192.5	15%
(1)Visits includes visits to the Zillow, Trulia and StreetEasy mobile apps and websites. We measure Zillow and StreetEasy visits with Google Analytics and Trulia visits with Adobe Analytics.
(2)Zillow, StreetEasy and HotPads measure unique users with Google Analytics, and Trulia measures unique users with Adobe Analytics.

The following table presents the number of homes sold through Zillow Offers for the periods presented:

	Three Months Ended March 31,		2020 to 2021 % Change
	2021	2020
Number of homes sold	1,965	2,394	(18)%

The following table presents loan origination volume by purpose and in total for Zillow Home Loans for the periods presented (in thousands):

	Three Months Ended March 31,		2020 to 2021 % Change
	2021	2020
Purchase loan origination volume	$115,238	$112,221	3%
Refinance loan origination volume	1,051,807	24,809	4,140%
Total loan origination volume	$1,167,045	$137,030	752%

As we began presenting loan origination volume by purpose and in total for the three months ended March 31, 2021, the following table sets forth select historical loan origination data for each of the periods presented (in thousands):

	Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020
Purchase loan origination volume	$143,549	$163,728	$120,831
Refinance loan origination volume	687,104	353,360	147,475
Total loan origination volume	$830,653	$517,088	$268,306

Non-GAAP Average Return on Homes Sold After Interest Expense

To provide investors with additional information regarding our Zillow Offers financial results, this Exhibit includes a calculation of Average Return on Homes Sold After Interest Expense, which is a non-GAAP financial measure. We have provided a reconciliation of Average Return on Homes Sold After Interest Expense to the most directly comparable GAAP financial measure, which is average gross profit per home for the Zillow Offers business.
We believe that Average Return on Homes Sold After Interest Expense is a useful financial measure to investors as it is one of the primary measures used by management in making investment decisions, measuring unit level economics and evaluating operating performance for the Zillow Offers business. The measure is intended to convey the unit level economics of homes sold during the period by presenting the average revenue and associated expenses directly attributed to the homes sold. We believe this average per unit measure facilitates meaningful period over period comparisons notwithstanding variability in the number of homes sold during a period and indicates ability to generate average returns on assets sold after considering home purchase costs, renovation costs, holding costs and selling costs.

We calculate the Average Return on Homes Sold After Interest Expense as revenue associated with homes sold during the period less direct costs attributable to those homes divided by the number of homes sold during the period. Specifically, direct costs include, with respect to each home sold during the period (1) home acquisition and renovation costs, which in turn include certain labor costs directly associated with these activities; (2) holding and selling costs; and (3) interest costs incurred.

Included in direct holding and interest expense amounts for the periods presented are holding and interest costs recorded as period expenses in prior periods associated with homes sold in the presented period, which are not calculated in accordance with, or as an alternative for, GAAP and should not be considered in isolation or as a substitute for results reported under GAAP. Excluded from certain of these direct cost amounts are costs recorded in the presented period related to homes that remain in inventory at the end of the period, as shown in the tables below. We make these period adjustments because we believe presenting Average Return on Homes Sold After Interest Expense in this manner provides a focused view on a subset of our assets - homes sold during the period - and reflecting costs associated with those homes sold from the time we acquire to the time we sell the home, which may be useful to investors.

Average Return on Homes Sold After Interest Expense is intended to illustrate the performance of homes sold during the period and is not intended to be a segment or company performance metric. Average Return on Homes Sold After Interest Expense is a supplemental measure of operating performance for a subset of assets and has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Average Return on Homes Sold After Interest Expense does not reflect capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Average Return on Homes Sold After Interest Expense does not consider the potentially dilutive impact of share-based compensation;
•Average Return on Homes Sold After Interest Expense does not include period costs that were not eligible for inventory capitalization associated with homes held in inventory at the end of the period;
•Average Return on Homes Sold After Interest Expense does not reflect indirect expenses included in cost of revenue, sales and marketing, technology and development, or general and administrative expenses, some of which are recurring cash expenditures necessary to operate the business; and
•Average Return on Homes Sold After Interest Expense does not reflect income taxes.

On a GAAP basis, Zillow Offers average gross profit per home was $32,644 and $16,113 for three months ended March 31, 2021 and 2020, respectively.

The following table presents the total return on homes sold after interest expense and the Average Return on Homes Sold After Interest Expense for the periods presented (unaudited):

	Three Months Ended March 31, 2021		Three Months Ended March 31, 2020
	Total	Average Per Home	Total	Average Per Home
Homes sold	1,965		2,394
Zillow Offers revenue	$700,974,000	$356,730	$769,112,000	$321,266
Operating costs:
Home acquisition costs (1)	610,194,000	310,531	689,654,000	288,076
Renovation costs (1)	20,822,000	10,596	36,591,000	15,284
Holding costs (1)(2)	4,552,000	2,317	9,618,000	4,018
Selling costs	26,911,000	13,695	32,913,000	13,748
Total operating costs	662,479,000	337,139	768,776,000	321,126
Interest expense (1)(2)	3,845,000	1,957	11,056,000	4,618
Return on homes sold after interest expense	$34,650,000	$17,634	$(10,720,000)	$(4,478)
(1) Amount excludes expenses incurred during the period that are not related to homes sold during the period.
(2) Holding costs and interest expense include $1.7 million and $1.5 million, respectively, of costs incurred in prior periods associated with homes sold in the first quarter of 2021 and $5.2 million and $6.6 million, respectively, of costs incurred in prior periods associated with homes sold in the first quarter of 2020.

The calculation of Average Return on Homes Sold After Interest Expense includes only those expenses directly attributed to the homes sold during the period. To arrive at return on homes sold after interest expense, the Company deducts from Zillow Offers gross profit (1) holding costs incurred in the presented period and prior periods for homes sold during the presented period that are included in sales and marketing expense, (2) selling costs incurred in the presented period for homes sold during the presented period that are included in sales and marketing expense and (3) interest expense incurred in the presented period and prior periods for homes sold during the presented period. The Company adds to Zillow Offers gross profit (1) inventory valuation adjustments recorded during the presented period associated with homes that remain in inventory at period end, net of inventory valuation adjustments recorded in prior periods related to homes sold in the presented period, and indirect expenses included in cost of revenue and (2) share-based compensation expense and depreciation and amortization expense included in cost of revenue. The following table presents the calculation of Zillow Offers average gross profit per home and Average Return on Homes Sold After Interest Expense and a reconciliation of return on homes sold after interest expense to Zillow Offers gross profit for the periods presented (unaudited):

	Three Months Ended March 31,
Calculation of Average Gross Profit per Home	2021	2020
Zillow Offers revenue	$700,974,000	$769,112,000
Zillow Offers cost of revenue	636,828,000	730,537,000
Zillow Offers gross profit	$64,146,000	$38,575,000
Homes sold	1,965	2,394
Average Zillow Offers gross profit per home	$32,644	$16,113
Reconciliation of Non-GAAP Measure to Nearest GAAP Measure
Zillow Offers gross profit	$64,146,000	$38,575,000
Holding costs included in sales and marketing (1)	(3,879,000)	(9,618,000)
Selling costs included in sales and marketing (2)	(26,911,000)	(32,913,000)
Interest expense (3)	(3,845,000)	(11,056,000)
Direct and indirect expenses included in cost of revenue (4)	4,478,000	3,830,000
Share-based compensation expense and depreciation and amortization expense included in cost of revenue	661,000	462,000
Return on homes sold after interest expense	$34,650,000	$(10,720,000)
Homes sold	1,965	2,394
Average return on homes sold after interest expense	$17,634	$(4,478)
(1) Amount represents holding costs incurred related to homes sold in the presented period that were not eligible for inventory capitalization and were therefore expensed as period costs in the presented period and prior periods. These costs primarily include homeowners association dues, property taxes, insurance, utilities, and cleaning and maintenance costs incurred during the time a home is held for sale after the renovation period is complete. On a GAAP basis, the Company incurred a total of $3.9 million and $5.3 million of holding costs included in sales and marketing expense for the three months ended March 31, 2021 and 2020, respectively.
(2) Amount represents selling costs incurred related to homes sold in the presented period that were not eligible for inventory capitalization and were therefore expensed as period costs in the presented period. These costs primarily include agent commissions paid upon the sale of a home.
(3) Amount represents interest expense incurred related to homes sold in the presented period that was not eligible for inventory capitalization and was therefore expensed as a period cost in the presented period and prior periods.
(4) Amount includes inventory valuation adjustments recorded during the period associated with homes that remain in inventory at period end, net of inventory valuation adjustments recorded in prior periods related to homes sold in the presented period, holding costs incurred in the renovation period that are eligible for inventory capitalization and are expensed in the period presented when the associated home is sold, as well as corporate costs allocated to Zillow Offers such as headcount expenses and hosting-related costs related to the operation of our website.